EXHIBIT 99.1
NEWS RELEASE

Ducommun Reports Results for the
Third Quarter Ended September 29, 2018
Strong Revenue Growth; Improved Operating Performance; Restructuring on Track
SANTA ANA, California (November 5, 2018) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended September 29, 2018.
Third Quarter 2018 Highlights

•	Revenue increased 15.3% to $159.8 million

•	Net income of $4.2 million, or $0.36 per diluted share

•	Adjusted net income of $6.2 million, or $0.53 per diluted share

•	Adjusted EBITDA of $18.1 million

•	Backlog of $780 million
“Ducommun’s third quarter results built on the momentum begun in late 2017, when we started laying the groundwork for higher financial performance based on record backlogs, new program wins, a leaner, more efficient organization, and an effective restructuring strategy,” said Stephen G. Oswald, chairman, president and chief executive officer. “Revenue for the period increased 15.3% over 2017 and margins once again expanded, which is a clear sign of our focus on core technologies and higher operating efficiencies. After booking $3.4 million of restructuring charges this quarter, we remain on track to complete this initiative and along with ramping volumes across key customer platforms, expect further improved bottom line results in 2019.
“Our commercial aircraft business continues to set sales records as the Company benefits from being a leading provider of value-added structural components and electronic systems for large, narrowbody platforms. At the same time, our defense-related shipments are rising due to strong demand and renewed budget priorities, a trend we see continuing. Also, by taking actions expected to save an estimated $14 million annually through our restructuring measures, we are positioning Ducommun into a much leaner, nimbler competitor in the global aerospace and defense industry. We are transforming Ducommun and building a company with strong technical products, improving margins, good cash flow, and higher growth potential heading into next year.”
All financial statements in this report recognize the implementation of the FASB Accounting Standards Codification Topic 606 (“ASC 606”), covering policies on revenue recognition. In some instances herein a reference is made to the prior ASC, Topic 605 (“ASC 605”), for comparative purposes. Please see the non-GAAP measures starting on page 7 herein and the Company’s Annual Report on Form 10-K and Form 10-Q filings with the Securities and Exchange Commission for further description of this change.
Third Quarter Results
Net revenue for the third quarter of 2018 was $159.8 million compared to $138.7 million for the third quarter of 2017. The year-over-year increase of 15.3% was due to the following:

•	$16.3 million higher revenue in the Company’s commercial aerospace end-use markets due to increased build rates on large aircraft platforms; and

•	$6.8 million higher revenue in the Company’s military and space end-use markets due to increased shipments on military fixed-wing aircraft platforms; partially offset by

•	$2.0 million lower revenue in the Company’s industrial end-use markets.
Net income for the third quarter of 2018 was $4.2 million, or $0.36 per diluted share, compared to $4.7 million, or $0.41 per diluted share, for the third quarter of 2017. The year-over-year decrease was due to $3.4 million of restructuring charges recorded in the quarter ended September 29, 2018. The $5.0 million increase in gross profit was due to higher revenue and improved operating performance that was partially offset by $2.3 million of higher selling, general and administrative expenses and a $0.3 million increase in interest expense.
Gross profit for the third quarter of 2018 was $31.1 million, or 19.5% of revenue compared to gross profit of $26.1 million, or 18.8% of revenue, for the third quarter of 2017. The increase in gross margin percentage year-over-year was due to favorable product mix and favorable manufacturing volume, partially offset by an increase in compensation and benefit costs and higher other manufacturing costs.
Operating income for the third quarter of 2018 was $6.8 million, or 4.3% of revenue, compared to $7.3 million, or 5.3% of revenue, in the comparable period last year. The year-over-year decrease of $0.6 million was due to restructuring charges, partially offset by higher revenue.
Interest expense for the third quarter of 2018 was $2.5 million compared to $2.2 million in the comparable period of 2017. The year-over-year increase was due to a higher outstanding balance on the revolving credit facility reflecting the acquisitions of Certified Thermoplastics Co., LLC in April 2018 and Lightning Diversion Systems, LLC in September 2017, and higher interest rates.
Adjusted EBITDA for the third quarter of 2018 was $18.1 million, or 11.3% of revenue, compared to $14.6 million, or 10.5% of revenue, for the comparable period in 2017, an increase of 23.8%.
During the third quarter of 2018, the Company generated $7.2 million of cash flow from operations compared to $11.1 million during the third quarter of 2017. The year-over-year decrease was due to the timing of working capital needs as a result of the timing of revenue.
The Company’s backlog as of September 29, 2018 was $780 million compared to $726 million as of December 31, 2017, an increase of 7.4%.
Electronic Systems
Electronic Systems segment net revenue for the quarter ended September 29, 2018 was $85.7 million, compared to $79.0 million for the third quarter of 2017. The year-over-year increase was due to the following:

•	$6.7 million higher revenue within the Company’s commercial aerospace end-use markets due to increased build rates on large aircraft platforms; and

•	$2.0 million higher revenue within the Company’s military and space end-use markets due to increased shipments on military fixed-wing aircraft platforms; partially offset by

•	$2.0 million lower revenue within the Company's industrial end-use markets.
Electronic Systems’ segment operating income was $9.1 million, or 10.6% of revenue, for the third quarter of 2018 compared to $8.3 million, or 10.5% of revenue, for the comparable quarter in 2017. The year-over-year increase of $0.7 million was due to favorable manufacturing volume, partially offset by unfavorable product mix and restructuring charges.
Structural Systems
Structural Systems segment net revenue for the quarter ended September 29, 2018 was $74.1 million, compared to $59.7 million for the third quarter of 2017. The year-over-year increase was due to the following:

•	$9.6 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms; and

•	$4.9 million higher revenue within the Company’s military and space end-use markets due to increased shipments on military rotary-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended September 29, 2018 was $4.0 million, or 5.3% of revenue, compared to $3.5 million, or 5.9% of revenue, for the third quarter of 2017. The year-over-year increase of $0.4 million was due to favorable product mix, favorable manufacturing volume, and improved operating performance, partially offset by higher compensation and benefit costs and restructuring charges.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2018 were $6.2 million, or 3.9% of total Company revenue, compared to $4.5 million, or 3.2% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase was due to higher compensation and benefit costs of $0.8 million, restructuring charges of $0.6 million, and higher professional services fees of $0.6 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held today, November 5, 2018 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 3893463. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 3893463.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax [benefit] expense, depreciation, amortization, stock-based compensation expense, restructuring charges, and inventory purchase accounting adjustments).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and firm delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the backlog amount disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 29, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$3,573	$2,150
Accounts receivable, net	64,466	74,064
Contract assets	88,066	—
Inventories	101,752	122,161
Production cost of contracts	12,021	11,204
Other current assets	12,124	11,435
Total Current Assets	282,002	221,014
Property and equipment, Net	106,583	110,252
Goodwill	135,769	117,435
Intangibles, net	114,746	114,693
Non-current deferred income taxes	131	261
Other assets	3,334	3,098
Total Assets	$642,565	$566,753
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$73,534	$51,907
Contract liabilities	15,108	—
Accrued liabilities	31,929	28,329
Total Current Liabilities	120,571	80,236
Long-term debt	229,402	216,055
Non-current deferred income taxes	19,427	15,981
Other long-term liabilities	17,608	18,898
Total Liabilities	387,008	331,170
Commitments and contingencies
Shareholders’ Equity
Common stock	114	113
Additional paid-in capital	82,447	80,223
Retained earnings	179,412	161,364
Accumulated other comprehensive loss	(6,416)	(6,117)
Total Shareholders’ Equity	255,557	235,583
Total Liabilities and Shareholders’ Equity	$642,565	$566,753

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net Revenues	$159,842	$138,690	$465,124	$415,925
Cost of Sales	128,726	112,603	375,225	338,563
Gross Profit	31,116	26,087	89,899	77,362
Selling, General and Administrative Expenses	20,956	18,676	61,476	59,075
Restructuring Charges	3,373	64	10,784	64
Operating Income	6,787	7,347	17,639	18,223
Interest Expense	(2,524)	(2,240)	(9,186)	(6,045)
Other Income	27	488	27	488
Income Before Taxes	4,290	5,595	8,480	12,666
Income Tax Expense	119	940	118	2,073
Net Income	$4,171	$4,655	$8,362	$10,593
Earnings Per Share
Basic earnings per share	$0.37	$0.41	$0.73	$0.94
Diluted earnings per share	$0.36	$0.41	$0.72	$0.92
Weighted-Average Number of Common Shares Outstanding
Basic	11,404	11,241	11,382	11,276
Diluted	11,683	11,486	11,639	11,556

Gross Profit %	19.5%	18.8%	19.3%	18.6%
SG&A %	13.1%	13.5%	13.2%	14.2%
Operating Income %	4.3%	5.3%	3.8%	4.4%
Net Income %	2.6%	3.4%	1.8%	2.5%
Effective Tax Rate	2.8%	16.8%	1.4%	16.4%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended					Nine Months Ended
	% Change	September 29, 2018	September 30, 2017	% of Net Revenues 2018	% of Net Revenues 2017	% Change	September 29, 2018	September 30, 2017	% of Net Revenues 2018	% of Net Revenues 2017
Net Revenues
Electronic Systems	8.5%	$85,696	$79,005	53.6%	57.0%	5.4%	$252,606	$239,553	54.3%	57.6%
Structural Systems	24.2%	74,146	59,685	46.4%	43.0%	20.5%	212,518	176,372	45.7%	42.4%
Total Net Revenues	15.3%	$159,842	$138,690	100.0%	100.0%	11.8%	$465,124	$415,925	100.0%	100.0%
Segment Operating Income
Electronic Systems		$9,050	$8,308	10.6%	10.5%		$23,463	$24,380	9.3%	10.2%
Structural Systems		3,963	3,544	5.3%	5.9%		13,380	8,382	6.3%	4.8%
		13,013	11,852				36,843	32,762
Corporate General and Administrative Expenses (1)		(6,226)	(4,505)	(3.9)%	(3.2)%		(19,204)	(14,539)	(4.1)%	(3.5)%
Total Operating Income		$6,787	$7,347	4.3%	5.3%		$17,639	$18,223	3.8%	4.4%
Adjusted EBITDA
Electronic Systems
Operating Income		$9,050	$8,308				$23,463	$24,380
Other Income		27	288				27	288
Depreciation and Amortization		3,707	3,345				11,022	10,207
Restructuring Charges		1,150	—				2,406	—
		13,934	11,941	16.3%	15.1%		36,918	34,875	14.6%	14.6%
Structural Systems
Operating Income		3,963	3,544				13,380	8,382
Other Income		—	200				—	200
Depreciation and Amortization		2,576	2,220				7,510	6,879
Restructuring Charges		1,612	64				6,748	64
Inventory Purchase Accounting Adjustments		293	—				622	—
		8,444	6,028	11.4%	10.1%		28,260	15,525	13.3%	8.8%
Corporate General and Administrative Expenses (1)
Operating loss		(6,226)	(4,505)				(19,204)	(14,539)
Depreciation and Amortization		37	54				103	63
Stock-Based Compensation Expense		1,299	1,100				3,414	4,264
Restructuring Charges		611	—				1,798	—
		(4,279)	(3,351)				(13,889)	(10,212)
Adjusted EBITDA		$18,099	$14,618	11.3%	10.5%		$51,289	$40,188	11.0%	9.7%
Capital Expenditures
Electronic Systems		$879	$1,793				$5,091	$4,256
Structural Systems		3,935	4,449				6,565	17,217
Corporate Administration		185	127				375	775
Total Capital Expenditures		$4,999	$6,369				$12,031	$22,248

(1)	Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP REVENUE AND OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Net Revenues	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Total Ducommun Net Revenues	$159,842	$138,690	$465,124	$415,925
Effect of Adoption of ASC 606	(5,344)	—	(17,296)	—
Adjusted Total Ducommun Net Revenues	$154,498	$138,690	$447,828	$415,925

Electronic Systems Net Revenues	$85,696	$79,005	$252,606	$239,553
Effect of Adoption of ASC 606	(3,978)	—	(10,248)	—
Adjusted Electronic Systems Net Revenues	$81,718	$79,005	$242,358	$239,553

Structural Systems Net Revenues	$74,146	$59,685	$212,518	$176,372
Effect of Adoption of ASC 606	(1,368)	—	(7,048)	—
Adjusted Structural Systems Net Revenues	$72,778	$59,685	$205,470	$176,372

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income	September 29, 2018	September 30, 2017	% of Net Revenues 2018	% of Net Revenues 2017	September 29, 2018	September 30, 2017	% of Net Revenues 2018	% of Net Revenues 2017
GAAP Operating income	$6,787	$7,347			$17,639	$18,223

GAAP Operating income - Electronic Systems	$9,050	$8,308			$23,463	$24,380
Adjustments:
Effect of Adoption of ASC 606	(1,654)	—			(1,910)	—
Restructuring charges	1,150	—			2,406	—
Adjusted operating income - Electronic Systems	8,546	8,308	10.5%	10.5%	23,959	24,380	9.9%	10.2%

GAAP Operating income - Structural Systems	3,963	3,544			13,380	8,382
Adjustments:
Effect of Adoption of ASC 606	771	—			(3,319)	—
Restructuring charges	1,612	64			6,748	64
Inventory purchase accounting adjustments	293	—			622	—
Adjusted operating income - Structural Systems	6,639	3,608	9.1%	6.0%	17,431	8,446	8.5%	4.8%

GAAP Operating loss - Corporate	(6,226)	(4,505)			(19,204)	(14,539)
Adjustment:
Restructuring charges	611	—			1,798	—
Adjusted operating loss - Corporate	(5,615)	(4,505)			(17,406)	(14,539)
Total adjustments	2,783	64			6,345	64
Adjusted operating income	$9,570	$7,411	6.2%	5.3%	$23,984	$18,287	5.4%	4.4%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Earnings	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
GAAP Net income	$4,171	$4,655	$8,362	$10,593
Adjustments:
Effect of adoption of ASC 606 (1)(2)	(1,009)	—	(4,544)	—
Restructuring charges (2)	2,800	—	9,090	—
Inventory purchase accounting adjustments (2)	243	—	516	—
Total adjustments	2,034	—	5,062	—
Adjusted net income	$6,205	$4,655	$13,424	$10,593

	Three Months Ended		Nine Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
GAAP Diluted earnings per share (“EPS”)	$0.36	$0.41	$0.72	$0.92
Adjustments:
Effect of adoption of ASC 606 (1)(2)	(0.09)	—	(0.39)	—
Restructuring charges (2)	0.24	—	0.78	—
Inventory purchase accounting adjustments (2)	0.02	—	0.04	—
Total adjustments	0.17	—	0.43	—
Adjusted diluted EPS	$0.53	$0.41	$1.15	$0.92

Shares used for adjusted diluted EPS	11,683	11,486	11,639	11,556

(1)	Net impact of adoption of ASC 606.

(2)	Includes effective tax rate of 17.0% for 2018 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG BY REPORTING SEGMENT
(Unaudited)
(In thousands)

	(In thousands)
	September 29, 2018	December 31, 2017
Consolidated Ducommun
Military and space	$298,663	$275,659
Commercial aerospace	441,895	418,073
Industrial	39,515	32,746
Total	$780,073	$726,478
Electronic Systems
Military and space	$210,581	$214,575
Commercial aerospace	56,569	56,650
Industrial	39,515	32,746
Total	$306,665	$303,971
Structural Systems
Military and space	$88,082	$61,084
Commercial aerospace	385,326	361,423
Total	$473,408	$422,507